Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 30, 2026 with respect to the consolidated financial statements included in the Annual Report of Radiopharm Theranostics Limited on Form 20-F for the year ended June 30, 2026. We consent to the incorporation by reference of said report in the Registration Statements of Radiopharm Theranostics Limited on Form F-3 (File Nos: 333-298912, 333-292198 and 333-292178).

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

September 30, 2026